UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO. )

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PreliminaryProxy Statement
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DefinitiveAdditional Materials
SolicitingMaterial Pursuant to Section 240.14a-12

THE SAVANNAH BANCORP, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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The Savannah Bancorp, Inc.
25 Bull Street
Savannah, Georgia 31401
912-629-6500

March 26, 2009

Dear Shareholder,

We are pleased to invite you to attend the 2009 Annual Meeting of Shareholders of The Savannah Bancorp, Inc. which will be held at 11:00 a.m. on Thursday, April 23, 2009 at the Desoto Hilton Hotel, 15 East Liberty Street, Savannah, Georgia.

Enclosed is the Secretary's official Notice of Annual Meeting, a Proxy Statement and a Proxy card.   Please complete, date and sign the enclosed proxy card and return it promptly to the Company in the envelope provided even if you do not plan to attend the annual meeting.  If you attend the meeting, you may vote in person even if you have previously returned your proxy.

If you own stock in brokerage accounts and receive this information from Broadridge, you may also vote shares using the Internet.  Please follow the instructions on the enclosed voting materials.

We look forward to seeing you on April 23, 2009 at the Desoto Hilton Hotel in Savannah.

Sincerely,

/s/ John C. Helmken II

John C. Helmken II
President and Chief Executive Officer

Enclosures

THE SAVANNAH BANCORP, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 23, 2009

March 26, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Savannah Bancorp, Inc. (the "Company") will be held at the Desoto Hilton Hotel, 15 East Liberty Street, Savannah, Georgia, on April 23, 2009 at 11:00 a.m., Eastern Daylight Time, for the purpose of considering and acting upon the following matters:

I.	To elect six Directors of Class I to serve until the Annual Meeting of Shareholders in 2012,

II.	To ratify the selection of Mauldin & Jenkins, LLC as independent registered public accountants to audit the Company's financial statements for the year 2009, and

III.	To transact such other business as may come properly before the Annual Meeting or any adjournments thereof.

Only shareholders of record of The Savannah Bancorp, Inc. at the close of business on March 6, 2009, are entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ J. Curtis Lewis III

J. Curtis Lewis III
Secretary

YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSALS REFERRED TO ABOVE AND DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

- i -

- ii -

March 26, 2009

The Savannah Bancorp, Inc.
25 Bull Street
Savannah, Georgia 31401

___________________

PROXY STATEMENT

___________________

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of The Savannah Bancorp, Inc. (“SAVB” or “Company”) for use at the 2009 Annual Meeting of Shareholders to be held on Thursday, April 23, 2009 at 11 a.m., local time, at the DeSoto Hilton Savannah, 15 East Liberty Street, Savannah, Georgia, and at any adjournments or postponements of the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters set forth in the accompanying notice of meeting, including the election of six directors.

Who is entitled to vote?

All shareholders of record of SAVB’s common stock at the close of business on March 6, 2009, which is referred to as the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock held by them on the record date.  Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

How do I vote?

If you hold your shares of common stock in your own name as a holder of record, you may vote in person at the annual meeting or instruct the proxy holders named in the enclosed proxy card to vote your shares as you direct by marking, signing, dating and returning the proxy card in the postage-paid envelope that we have provided.

If your shares of common stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee which you must follow in order to have your shares voted.

Proxies that are signed, but which do not contain specific instructions, will be voted “FOR” the proposals specified herein.

What are the quorum and voting requirements to approve the proposals?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting.  As of the record date, there were 5,933,789 shares of common stock outstanding and entitled to vote at the annual meeting.

The required vote for each item of business at the annual meeting is as follows:

•
For Item 1 on the proxy card, the election of directors, those nominees receiving the greatest number of votes at the annual meeting, assuming a quorum is present, shall be deemed elected, even though the nominees may not receive a majority of the votes cast.

•
For any other business at the annual meeting, the vote of a majority of the shares voted on the matter, assuming a quorum is present, shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law.

How are votes counted?

For Item 1 on the proxy card, the election of directors, abstentions and “broker non-votes” will be counted only for purposes of establishing a quorum, but will not otherwise affect the vote.  “Broker non-votes” are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters.  Under the rules of certain self regulatory organizations, such as the NASD, the election of directors is considered a routine matter and brokers and other nominees have discretionary voting power to vote such shares on routine matters in the absence of specific voting instructions.

In counting the votes cast, only those cast “for” and “against” a matter are included, although you cannot vote “against” a nominee for director.  Directors are elected by a plurality of the votes cast in favor; instructions to “withhold authority” to vote for a certain nominee will have no effect.

If you hold your shares of common stock in your own name as a holder of record and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote and will have no effect (other than with respect to establishing a quorum).  If, however, your shares are held in “street name” and you fail to give instructions as to how you want your shares voted, the broker, bank or other nominee may vote the shares in their own discretion on certain routine matters.

Will other matters be voted on at the annual meeting?

We are not aware of any other matters to be presented at the annual meeting other than those described in this proxy statement.  If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Can I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•	filing a written revocation with the Secretary of SAVB at the following address: P.O. Box 188, Savannah, Georgia 31402;

•	filing a duly executed proxy bearing a later date; or

•	appearing in person and voting by ballot at the annual meeting.

Any shareholder of record as of the record date who attends the annual meeting may vote in person, whether or not a proxy has been previously given.  However, the presence (without further action) of a shareholder at the annual meeting will not constitute revocation of a previously given proxy.

What other information should I review before voting?

The 2008 Annual Report to Shareholders for the fiscal year ended December 31, 2008, is included with this proxy statement.  The annual report is not part of the proxy solicitation material.  The 2008 annual report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009, including financial statements may be obtained without charge by:

•	accessing SAVB’s web site at www.savb.com;

•	writing to the Secretary of SAVB at the following address: 25 Bull Street, P.O. Box 188, Savannah, Georgia 31402; or

•	accessing the EDGAR database at the SEC’s website at www.sec.gov.

PROXY STATEMENT

PROPOSAL I

ELECTION OF DIRECTORS

The Board of Directors of the Company consists of fifteen members, twelve of whom meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers. The non-independent directors are President and Chief Executive Officer John C. Helmken II, Vice Chairman E. James Burnsed and Russell W. Carpenter, Chief Executive Officer of Minis & Co., Inc. (“Minis”).  The Board of the Company is divided into three Classes with the terms of office of each Class ending in successive years.  The terms of six Directors of Class I expire at this Annual Meeting.  All directors in Class I are standing for re-election.  Five directors in Class II and four directors in Class III will continue in office.  The shareholders are being asked to vote on the re-election of the Directors in Class I.

The shares represented by the enclosed Proxy will be voted for the election of the six nominees whose names appear below.  In the event that any nominee is unable to serve (which is not anticipated), the Proxies will cast votes for the remaining nominees and for such other persons as the Board of Directors may select.  A plurality of the votes cast by the shares of Common Stock represented at the Annual Meeting, at which a quorum must be present, is required for the election of the Directors listed as well as for the approval of all other proposals to be acted upon at the Annual Meeting.  Cumulative voting for Directors is not permitted.

The Board of Directors unanimously recommends a vote FOR the election of the six nominees listed below.

The following table sets forth the name of each Nominee Director and each Director continuing in office; a description of his or her positions and offices with the Company (other than as a Director), if any; a brief description of his or her principal occupation and business experience during at least the last five years; directorships presently held by him or her in other companies with registered securities; and certain other information including his or her age and the number of shares of Common Stock beneficially owned as of February 28, 2009.  For information concerning membership of committees of the Board and other information, see "Proposal I:  Election of Directors - Information about the Board of Directors and Certain Committees."

All reports required pursuant to the insider trading regulations were filed timely.

Name, Age and Year First Elected as a Director	Information About Nominee or Director Continuing in Office	Amount and Nature of Beneficial Ownership *		% of Class *

	NOMINEES FOR RE-ELECTION
	Class I
	Term Expiring Annual Meeting 2012

Robert H. Demere, Jr. (60) 1989	Mr. Demere is President of Colonial Group, Inc., a petroleum marketing company in Savannah, Georgia. Mr. Demere has been employed by Colonial since 1974.	76,135	(1)	1.28

Berryman W. Edwards, Jr. (67) 2006	Mr. Edwards is retired from The Greenery, Inc., a commercial and residential landscaping company in Hilton Head Island, SC. HHe served as owner and President since 1973. Mr. Edwards serves as Chairman of the Board of Directors of Harbourside Community Bank.	5,746	(2)	0.10

J. Curtis Lewis III (56) 1989	Mr. Lewis is Secretary of the Company and The Savannah Bank, N.A. Mr. Lewis has served as President of Lewis Broadcasting Corporation since September 2005. Mr. Lewis has been a partner in the law firm of Hunter & Lewis, LLP in Savannah, Georgia since 1980.	93,362	(3)	1.57

M. Lane Morrison (63) 1989	Mr. Morrison is a partner in the law firm of Hunter, Maclean, Exley & Dunn, PC, Savannah, Georgia since 1995.	74,008	(4)	1.25

James Toby Roberts, Sr. (64) 1998	Mr. Roberts is President and owner of Roberts Truck Center, Savannah, Georgia since 1969.	102,092	(5)	1.72

James W. Royal, Sr. (60) 1998	Mr. Royal is President of Royal Brothers, Inc., a company engaged in the retail hardware business under the name of Royal Ace Hardware since 1980.	78,321	(6)	1.32

(continued)

Name, Age and Year First Elected as a Director	Information About Nominee or Director Continuing in Office	Amount and Nature of Beneficial Ownership *		% of Class *

	DIRECTORS CONTINUING IN OFFICE
	Class II
	Term Expiring Annual Meeting 2010

E. James Burnsed (69) 1998	Mr. Burnsed has served as Vice Chairman of the Company since December 1998 and Chairman & CEO of Bryan Bank & Trust since January 1999. He has served as Chairman of the Bryan County Commission since January 1, 2005.	72,015	(7)	1.21

Russell W. Carpenter (68) 1989	Mr. Carpenter is the CEO of Minis & Co., Inc., an investment advisory firm in Savannah, Georgia, which is a wholly-owned subsidiary of the Company. Mr. Carpenter has been with Minis since 1972.	84,506	(8)	1.42

Clifford H. Dales (50) 2006	Mr. Dales has served as a partner of Colliers Neely Dales, LLC (formerly Neely/Dales Real Estate Company) since 1997.	8,571	(9)	0.14

J. Wiley Ellis (68) 1989	Mr. Ellis is Chairman of the Board of Directors of the Company and The Savannah Bank, N.A. and serves as general counsel. He is also a Director of Bryan Bank & Trust, Minis & Co., Inc. and Harbourside Community Bank. He has been a partner in the law firm of Ellis, Painter, Ratterree & Adams, LLP since March 1, 1996.	61,903	(10)	1.04

Aaron M. Levy (68) 1989	Mr. Levy is Executive Chairman of Levy Jewelers, Inc., a chain of jewelry stores in Savannah, Georgia. Mr. Levy has been employed by Levy Jewelers since 1962.	54,616	(11)	0.92

(continued)

Name, Age and Year First Elected as a Director	Information About Nominee or Director Continuing in Office	Amount and Nature of Beneficial Ownership *		% of Class *

	Class III
	Term Expiring Annual Meeting 2011

Francis A. Brown (57) 2008	Mr. Brown has served as Vice President-Finance of the Colonial Group, Inc. (a large petroleum marketing company headquartered in Savannah, Georgia) since 1990. Prior to that he was a Partner with Price Waterhouse LLP and the predecessor Spillane, Rhoads, Lebey & Sieg from 1982 to 1990.	9,550	(12)	0.16

L. Carlton Gill (68) 1998	Mr. Gill is retired from S. A. Allen, Inc. where he was a procurement forester since 1964.	114,220	(13)	1.92

John C. Helmken II (45) 2004	Mr. Helmken became President of the Company effective April 29, 2004 and Chief Executive Officer effective December 1, 2006. He has served as CEO of The Savannah Bank, N.A. since January 2003, President from 2002 to 2008, Executive Vice President in 2001 and Senior Vice President from 1997 to 2000.	97,014	(14)	1.62

Robert T. Thompson, Jr. (68) 1998	Mr. Thompson is retired from CSX Incorporated, a railroad company, where he was employed since 1962.	85,120	(15)	1.43

	All Directors and executive officers as a group (18)	1,074,782	(16)	17.67

* Information relating to beneficial ownership by Directors is based upon information furnished by each Director as of the date stated using “beneficial ownership” concepts set forth in rules promulgated by the Securities and Exchange Commission under Section 13(d) of the Securities Exchange Act of 1934.  If not footnoted, the shares are owned with voting and dispositive rights.  The percent of class is calculated on the assumption that a person's exercisable options have been exercised and that the total number of issued and outstanding shares of the Company has been increased correspondingly.

(1)
Demere - Of the 76,135 shares beneficially owned by Mr. Demere, 65,518 are owned individually, 3,118 shares are in his IRA, 312 shares are owned by his wife, 5,296 are owned by immediate family and 1,891 are stock options.

(2)	Edwards - Of the 5,746 shares beneficially owned by Mr. Edwards, 5,000 are owned individually and 746 are stock options.

(3)
Lewis - Of the 93,362 shares beneficially owned by Mr. Lewis, 47,347 shares are owned individually, 18,430 shares are in his IRA and money purchase retirement plan, 24,642 shares are owned by immediate family and 2,943 are stock options.

(4)
Morrison - Of the 74,008 shares beneficially owned by Mr. Morrison, 19,832 are owned individually, 7,796 shares are in his IRA, 20,275 are owned by his wife, 24,954 shares are in trusts for his benefit and 1,151 are stock options.

(5)
Roberts - Of the 102,092 shares beneficially owned by Mr. Roberts, 74,578 shares are owned individually, 12,400 shares are in his IRA, 7,362 shares are owned by immediate family, 1,512 shares are held in a trust, 4,582 are in his 401K and 1,658 are stock options.

(6)	Royal - Of the 78,321 shares beneficially owned by Mr. Royal, 71,128 shares are owned individually, 5,226 are in his IRAs and 1,967 are stock options.

(7)
Burnsed - Of the 72,015 shares beneficially owned by Mr. Burnsed, 40,971 shares are owned individually, 21,331 shares are in his IRA, 9,276 shares are owned by his wife individually and 437 in his wife’s IRA.

(8)	Carpenter - Of the 84,506 shares beneficially owned by Mr. Carpenter, 82,942 shares are owned individually and 1,564 are stock options.

(9)	Dales - Of the 8,571 shares beneficially owned by Mr. Dales, 4,222 are owned individually, 2,671 are in his IRA and 1,678 are stock options.

(10)
Ellis - Of the 61,903 shares beneficially owned by Mr. Ellis, 14,698 shares are owned individually, 32,383 shares are in his IRA, 7,796 shares are in a trust, 1,896 are in his 401K, 171 are in his wife’s IRA and 4,959 are stock options.

(11)	Levy - Of the 54,616 shares owned by Mr. Levy, 41,015 are owned individually, 12,305 are owned by his wife and 1,296 are stock options.

(12)	Brown - Of the 9,550 shares beneficially owned by Mr. Brown, all are owned individually.

(13)
Gill - Of the 114,220 shares beneficially owned by Mr. Gill, 104,878 shares are owned jointly with his wife, 5,146 shares are in his IRA, 2,788 shares are in his wife’s IRA and 1,408 are stock options.

(14)	Helmken - Of the 97,014 shares beneficially owned by Mr. Helmken, 17,589 are owned individually, 17,882 are in his 401K and 61,543 are stock options.

(15)	Thompson - Of the 85,120 shares beneficially owned by Mr. Thompson, 67,460 shares are owned individually, 9,088 shares are in his IRA, 7,332 are in his wife’s IRA and 1,240 are stock options.

(16)	Non-director ownership - The total shares include additional shares beneficially owned by three Executive Officers who are not directors.

Directors Compensation

Directors are paid a retainer of $750 per quarter plus $350 for each special board meeting or committee meeting attended.  The Chairman of the Board receives $1,500 per month plus the retainer and committee attendance fees.  The Secretary receives $750 per month plus the retainer and committee attendance fees.  Committee chairmen are paid $500 per meeting attended.  The Audit Committee Financial Expert is paid $700 per audit committee meeting attended.  Except for Russell W. Carpenter, directors who are officers of the Company are not separately compensated as directors.

Subsidiary bank directors are paid a retainer of $500 per month plus $200 for each special board meeting or committee meeting attended.  Except for Russell W. Carpenter, directors who are Company or subsidiary bank officers are not separately compensated as directors.  No directors of Minis are separately compensated as directors of Minis.

Director compensation is determined based upon compensation received by directors of similarly sized financial services companies and banks.  All director compensation is discussed with management and approved by the full Board.  There have been no changes in director compensation since 2005 except to increase the Chairman’s monthly compensation.

Directors and certain key officers of the Company and subsidiary banks have the opportunity to participate in The Savannah Bancorp, Inc. Deferred Stock Plan (“Deferred Stock Plan”).  See the narrative explanation provided with the Nonqualified Deferred Compensation table provided on page 21 hereof.

Non-management Company and subsidiary bank directors are eligible to receive non-qualified stock options under The Savannah Bancorp, Inc. 2005 Omnibus Stock Ownership and Long-Term Incentive Plan (“2005 Omnibus Plan”).  Option awards are recommended by the Compensation Committee, subject to Board approval.  The Compensation Committee is currently using a discretionary formula whereby the number of non-qualified options awarded is determined by dividing the fair market value of the Company’s common stock into a portion of the total director compensation paid in the prior calendar year, ranging from 0% to 100%, as determined by the Compensation Committee.  In 2008, 49.4% of the 2007 total director cash compensation was used in calculating the option awards.

Directors are typically granted non-qualified stock options following the annual shareholders meeting; therefore, option awards based upon director’s 2008 compensation have not yet been awarded.  The 2005 Omnibus Plan was amended in 2006 so that non-qualified stock options granted to directors vest 25% at grant date and 25% at the beginning of each calendar quarter from the date of grant.  During 2008, 9,850 options, with an exercise price of $17.44, were granted to non-management directors.  More information on the Company’s Plan can be found with the Company’s 2005 Proxy Statement dated March 22, 2005 and filed on March 25, 2005 which contains a full copy of the Plan as Appendix A.

2008 Director Compensation Table

Directors (1)	Fees Earned or Paid in Cash	Option Awards (2)	Non-Qualified Deferred Compensation Earnings (3)	All Other Compensation	Total
Francis A. Brown (term started 4/24/08)	$ 8,850	$ -	$ -	$ -	$ 8,850
Russell W. Carpenter	-	1,931	16,317	-	18,248
Clifford H. Dales	-	2,776	26,419	-	29,195
Robert H. Demere, Jr.	-	2,274	20,252	-	22,526
Berryman W. Edwards	-	1,617	16,540	-	18,157
J. Wiley Ellis	24,000	6,688	41,065	-	71,753
L. Carton Gill	-	1,755	15,559	-	17,314
Charles E. Izlar (term expired 4/24/08)	4,900	1,690	-	-	6,590
Aaron M. Levy	-	1,596	14,192	-	15,788
J. Curtis Lewis III	-	3,857	34,171	-	38,028
M. Lane Morrison	11,750	1,471	-	-	13,221
J. Toby Roberts, Sr.	18,450	1,995	-	-	20,445
James M. Royal, Sr.	-	2,411	22,772	-	25,183
Robert T. Thompson, Jr.	11,900	1,514	-	-	13,414
Total (14 directors)	$ 79,850	$ 31,575	$ 207,287	$ -	$ 318,712

(1)	John C. Helmken II and E. James Burnsed were executive officers and directors of the Company in 2008 but received no director compensation and are not included in the table.

(2)
 Non-qualified options are granted to directors at the discretion of the Compensation Committee. The Compensation Committee currently utilizes a performance formula that calculates a percentage which is applied to the each director’s fees earned in the prior year.  The calculated amount is divided by the closing market price of the shares on the day of the Annual Meeting to determine the number of option shares that are granted to each director.  The value of the options granted is determined using the Black-Sholes valuation calculation of $4.29 per option times the number of options granted.

(3)
Directors have the option of participating in the Deferred Stock Plan through which a portion or all of a director’s cash compensation can be deferred.  The Company has elected to contribute the deferrals to a trust which is discussed under the section entitled Nonqualified Deferred Compensation beginning on page 20.  Each director is credited with a number of shares at each deferral period and has an unsecured claim against the Company for the cumulative number of shares purchased.  The amounts shown include the amounts deferred and the dividends on the shares that were credited to each participating director’s account.

Management Stock Ownership

As of February 28, 2009, based on available information, all Directors and executive officers of the Company as a group (18 persons) beneficially owned 1,074,782 shares of Common Stock, which represented approximately 17.67 percent of the outstanding shares and exercisable options at that date.  The directors and executive officers have voting power for 1,333,964 shares, or 22.48 percent of the 5,933,789 shares outstanding.  The foregoing figure includes, in some instances, shares in which members of a Director's or officer's immediate family have a beneficial interest by reason of shared voting or investment power and as to which the Director or officer may disclaim beneficial ownership.  135,588 shares have been pledged as security by the directors and executive officers.

PROPOSAL II
RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors proposes and recommends that the shareholders approve the selection by the Audit Committee of the firm of Mauldin & Jenkins, LLC to serve as the independent registered public accounting firm for the Company and the Banks for the year ending December 31, 2009.  A representative of Mauldin & Jenkins, LLC, the 2008 independent registered public accountants, will be present at the Annual Meeting to make such comments as they desire and to respond to questions from shareholders of the Company.  Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Board of Directors in order to give the shareholders a voice in the designation of auditors.  If the Audit Committee’s selection of Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm is not ratified by the shareholders, then the Audit Committee will reconsider its choice of independent auditors.  Even if the selection of Mauldin & Jenkins, LLC is approved, the Board, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection by the Audit Committee of Mauldin & Jenkins, LLC as independent registered public accountants to audit the Company’s consolidated financial statements for the calendar year 2009.

 INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

The Board of Directors of the Company held five regular meetings during 2008.  All incumbent Directors attended at least 75 percent of the meetings except for Gill and Levy.

Annual Meeting of Shareholders.  Directors are encouraged to attend the annual meeting of shareholders.  13 directors attended the last meeting held on April 24, 2008.

Executive Committee.  The Executive Committee of the Board is composed of six outside directors and one non-independent director, Russell W. Carpenter.  Regular Executive Committee meetings are held during each of the remaining seven months when the five regular Board meetings are not held.  Called Executive Committee meetings are held as needed.  Directors J. Wiley Ellis, Chairman, Russell W. Carpenter, Robert H. Demere, Jr., Berryman W. Edwards, Jr., J. Curtis Lewis III, J. Toby Roberts, Sr. and James W. Royal, Sr. currently serve on this Committee.  Directors Helmken and Burnsed serve as ex officio members of the Executive Committee.  The committee held seven meetings during 2008.  All members attended at least 75 percent of the Executive Committee meetings during 2008 except for Edwards and Burnsed.

Audit Committee.  The Audit Committee serves as a liaison between the Board of Directors and the Company’s independent auditors.  The Committee approves the overall scope of the audit, reviews the results of the audit and reviews the systems of internal control of the Company.  The Committee operates under a written charter adopted by the Board.  This charter is posted on the corporate website at www.savb.com.  During the fiscal year ended December 31, 2008, the Audit Committee met five times.  The Committee is currently composed of Directors J. Curtis Lewis III, Chairman, Francis A. Brown, Robert H. Demere, Jr., L. Carlton Gill and Robert T. Thompson, Jr.  Former committee member Charles E. Izlar’s term as a director expired April 24, 2008.

Francis A. Brown was added to the committee April 24, 2008.  All directors attended at least 75 percent of the Audit Committee meetings during 2008.  All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.  Prior to April 24, 2008, the Board recognized Mr. Izlar as the “Audit Committee Financial Expert” as defined by the Securities and Exchange Commission.  Francis A. Brown is recognized as the “Audit Committee Financial Expert” as of April 24, 2008.  The formal report of the Audit Committee with respect to the year 2008 begins on page 13 hereof.

Compensation Committee.   The Compensation Committee reviews and approves the compensation of executive officers, reviews and recommends to the Board incentive and benefit plans, reviews general compensation and benefits policies and reviews and recommends to the Board the compensation of Company and subsidiary bank directors.  While the Company has not adopted a written charter for the Compensation Committee, the policies and procedures for determining compensation for executive officers are included in the Compensation Discussion and Analysis.  The Compensation Committee may not delegate its authority without approval of the Board.  The Board does not allow executive officers to determine the amount or form of director or executive compensation.  However, the President and Chief Executive Officer make recommendations for the compensation of directors and executive officers.  The current members of the Compensation Committee are Directors James W. Royal, Sr., Chairman, Clifford H. Dales, J. Wiley Ellis and J. Curtis Lewis III, all of whom meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.  Four meetings were held in 2008 with all members attending 100 percent of the meetings.  The formal report of the Compensation Committee with respect to the year 2008 begins on page 14 hereof.

Director Nominating Committee.   The Director Nominating Committee seeks to identify individuals qualified to become Directors, recommends candidates for nomination as Directors to the Board and evaluates candidates recommended for nomination as Directors by shareholders.  The committee operates under a written charter approved by the Board of Directors.  This charter is posted on the corporate website at www.savb.com.  The committee is currently composed of Directors James Toby Roberts, Sr., Chairman, Francis A. Brown and Aaron M. Levy, all of whom meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.  The Nominating Committee met one time in 2008 and all members were present.  The formal report of the Nominating Committee with respect to the year 2008 begins on page 14 hereof.

Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at the following address: The Savannah Bancorp, Inc,, Attn: Secretary, 25 Bull Street, Savannah, GA  31401 or by a secure e-mail via the Company’s website at www.savb.com.  All communications directed to the Board will be received and processed by the Secretary of the Company and will be transmitted to the Chairman of the Board without any editing or screening by the Secretary of the Company.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.  Management has primary responsibility for the financial statements and the reporting process including the system of internal control.  In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the independent auditors with the Committee in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61 and 90, as amended.  In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits.  The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s system of internal control and the overall quality of the Company’s financial reporting.

The Committee reviewed and discussed with management, the independent registered public accounting firm, and the internal auditors the Company’s documentation, testing, remediation and retesting of key controls over financial reporting as required by Section 404 of the Sarbanes Oxley Act of 2002.

Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2008 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

J. Curtis Lewis III, Chairman Francis A. Brown	Robert H. Demere, Jr. L. Carlton Gill	Robert T. Thompson, Jr.

Report of the Compensation Committee

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Decisions with respect to the compensation of the Company's executive officers are made by the Compensation Committee.  The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis (“CD&A”), which begins on page 15 hereof, as well as the accompanying tables with management of the Company and, based upon the Committee’s review and discussion with management of the Company, the Committee recommends that the CD&A be included in the Company’s Annual Report on Form 10-K and this proxy statement for the year ended December 31, 2008.

James W. Royal, Sr., Chairman Clifford H. Dales	J. Wiley Ellis J. Curtis Lewis III

Report of the Director Nominating Committee

The Director Nominating Committee evaluates and recommends to the Board candidates for nomination as directors of the Company, including candidates recommended by the Committee or by shareholders.

The Committee considered candidates for election and re-election to the Board and recommended their nomination to the Board.  No candidates who are not presently directors were recommended by shareholders.

The Company’s Nominating Committee charter sets forth the following criteria for new directors:  independence, proper skills, experience, knowledge, integrity and judgment; the potential contribution to the diversity of backgrounds, experience and competencies to the Board as a whole; the ability to devote sufficient time and effort to the duties of directors; the attained age of 25; and the ability to meet all the requirements for service as a director of a national banking association or a bank insured by the Federal Deposit Insurance Corporation.

The Committee is empowered to utilize independent advisors to assist in identifying new candidates.  However, the Committee currently believes that the existing directors and executive management of the Company and its subsidiaries have significant networks of business contacts that likely will form the pipeline from which candidates will be identified.  Upon identifying a candidate for serious consideration, one or more members of the Committee would initially interview such candidate.  If a candidate merited further consideration, the candidate would subsequently interview with all other Committee members (individually or as a group), meet the Company’s Chief Executive Officer and other executive officers, and ultimately meet many of the other directors.  The Committee would elicit feedback from all persons who met the candidate and then determine whether or not to nominate the candidate.

James Toby Roberts, Sr., Chairman Francis A. Brown	Aaron M. Levy

Code of Business Conduct and Ethics.  The Board has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees.  This code outlines the key business behaviors and ethical principles that directors, officers and employees of the company need to understand and follow.  This code is posted on the corporate website at www.savb.com.

Information about Named Executive Officers Who Are Not Directors.  The following contains certain information about the Named Executive Officers of the Company who are not Directors of the Company.  A full list of those individuals considered Named Executive Officers is contained in the Summary Compensation Table provided as page 18 hereof.

Name and Year First Elected an Officer of the Company	Age	Positions Held and Principal Occupation Last Five Years

Michael W. Harden, Jr. 2005	37	Chief Financial Officer of the Company and The Savannah Bank, N.A. since 2008, Vice President since 2005.

Jerry O’Dell Keith 2002	50	President of Bryan Bank & Trust since 2006, Executive Vice President since 2002 and Vice President of the Company since 2008.

R. Stephen Stramm 1990	58	Executive Vice President - Lending of the Company and The Savannah Bank, N.A. since 1990.

EXECUTIVE COMPENSATION AND BENEFITS

Compensation Discussion and Analysis

The Compensation Committee is responsible for determining and recommending to the full Board the compensation of the Corporation's executive officers, including the Named Executive Officers identified in the Summary Compensation Tables and other tables on the following pages of this Proxy Statement.  The goal of the Committee is to attract, develop and retain high caliber executives who are capable of maximizing the Corporation's performance for the benefit of its shareholders within the Company’s overall philosophy.  The Committee strives to maintain executive compensation that is fair, reasonable, and consistent with the Corporation's size and the compensation practices of the financial services industry.

General Compensation Policies.  The Company has a formal compensation plan designed to compensate executives for actions deemed to promote long-term shareholder value.  These objectives require that compensation arrangements be structured to: (1) provide competitive levels of compensation opportunity which are reflective of the degree of risk inherent in the Company's business plan and the contributions expected from senior executives; (2) integrate pay with the Company's business strategies, short-term and long-term performance goals, and results; (3) reward corporate performance achievements; and (4) recognize and reward individual initiative, responsibility and achievements.  The Committee believes that stock ownership by management and stock-based performance compensation arrangements which are tied to performance are beneficial in aligning management and shareholder interests in the enhancement of shareholder value.  Base salaries and short-term incentive compensation in the form of cash bonuses, based on individual performance and the performance of the Company, are approved by the Board, after recommendation by the Committee.  They are intended to reflect individual performance and responsibility and to represent compensation believed by the Committee to be appropriate if the Named Executive Officers perform in a fully acceptable manner.  In setting base salaries and incentive compensation, consideration is also given to compensation paid to executives of financial institutions and other public companies similar in size and character to the Company.

The Committee has established a compensation package consisting of base salary, short-term incentive compensation in the form of cash bonuses based on individual performance and the performance of the Company, and long-term incentive compensation in the form of stock-based compensation.

Emergency Economic Stabilization Act of 2008 (“EESA”).   During the fourth quarter of 2008, the Company applied to participate in the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”) offered by the U.S. Treasury Department and created under the EESA.  The Company is eligible to issue up to $24 million of preferred stock under the guidelines of the program.  The Company may become subject to certain executive compensation requirements under the TARP CPP, the EESA, and Treasury Department regulations.  Those requirements apply to the Company’s Named Executive Officers as well as other senior executive officers of the Company.  The Company has not made a final decision to accept TARP funding if made available to it.

Compensation Paid in 2008.  The Company's policy regarding compensation of its Named Executive Officers is based upon performance in relation to the responsibilities and accomplishments incident to the individual's job description.  In determining compensation, the Committee considers the progress made by the Company in laying a foundation for future revenue enhancements, income improvements, growth, and quality of assets.

Compensation paid to the Named Executive Officers included in the following compensation tables for the fiscal year 2008 consisted of the following elements: base salary, cash incentive compensation, matching contributions paid to the Company's 401(k) Plan and qualified incentive stock options.  Contributions made by the Company under the 401(k) Plan are made to all participating employees on a nondiscriminatory basis.  The Company also has certain broad-based employee benefit plans in which the Named Executive Officers participate.  The Named Executive Officers also may have received perquisites in connection with their employment.  However, such perquisites totaled less than 10 percent of their cash compensation in 2008.  Except for cash incentives and incentive stock options, the foregoing benefits and compensation are not directly tied to Company performance.

Base Salary.  The base salary for each Named Executive Officer is reviewed by the Committee annually (and/or at the time of promotion).   Salary increases are based upon the Company’s overall performance, the executive officer’s realization of individual objectives during the preceding calendar year and also competitive market data. The objectives of the Company’s base salary program are to provide salaries at a level that permits the Company to attract and retain qualified executive officers and to recognize and reward individual performances.  Base salary levels also drive other elements of executive compensation such as the annual cash incentive compensation.  The Committee sets base salary levels based upon current market data and the executive officer’s experience, scope of responsibilities, performance and potential.

Cash Incentive Compensation. The Company and the subsidiary banks have incentive compensation plans under which the Named Executive Officers can earn performance compensation if the Company achieves certain specified earnings, growth and expense control objectives as set forth by the Board.  Each Named Executive Officer has a performance matrix approved by the Board containing Company-wide and subsidiary bank goals as well as individual objectives for certain officers for the year that form a basis for the calculation of performance compensation under the Company’s cash incentive plan.  While not all Named Executive Officers have the same goals, Company-wide goals may include increases in earnings per share, Return on Equity and Overhead Efficiency Ratio; subsidiary bank goals may include the bank’s core earnings, loan portfolio size and loan portfolio yield.  Each Named Executive Officer may also have project completion objectives.  Actual results will then be measured against predetermined control and weighting factors to compute the incentive compensation for each particular goal or objective.  Mr. Helmken could earn up to 50% of his base salary in incentive compensation while Messrs. Stramm, Burnsed and Keith could earn up to 30%.  Mr. Harden could earn up to 20%.  During 2008, Bryan Bank & Trust hit many of its performance targets.  The Company and the other subsidiary banks’ performance fell short of the approved targets on many factors.  The Board may also approve adjustments to the annual incentive payout.  Cash payments for incentive compensation will typically be made within 45 days of fiscal year end.  Additional information on cash incentive compensation is provided in the Summary Compensation table below.

Stock Options.  The 2005 Omnibus Plan, as amended, was adopted and approved by the shareholders on April 21, 2005.  The 2005 Omnibus Plan authorizes the Board, or a committee thereof, to grant awards of incentive stock options, non-qualified stock options, restricted stock, stock appreciation rights or performance units to key officers and non-management directors of the Company and the subsidiary banks.   In 2008, no awards were made from the 2005 Omnibus Plan to the Named Executive Officers; however, previously awarded incentive and restricted stock options did vest in 2008.  The Company believes that grants of the awards serve as effective long term incentive for the Named Executive Officers that encourages them to remain with the Company and continue to excel in their performance.

Each incentive stock option granted permits the Named Executive Officer to purchase a certain number of shares of Company stock from the Company at the exercise price, which is the closing price of the Company stock on the date of grant.  Stock options have value only to the extent the price of the Company stock on the date of exercise exceeds the exercise price.  Stock options granted have a term of ten years and will vest and become exercisable in five equal annual installments beginning one year after the grant date.  No such options were awarded to any Named Executive Officers in 2008.

Nonqualified Deferred Compensation Plan.  Certain key officers of the Company and subsidiary banks have the opportunity to participate in the Deferred Stock Plan.  Participants may elect to defer up to 25% of base salary into the Plan annually.  The deferred account balances shall at all times be 100% vested.  Participant deferrals are automatically allocated to Common Stock of the Company.  In 2008, Mr. Keith was the only Named Executive Officer who participated in the Deferred Stock Plan.  See the narrative explanation provided with the Nonqualified Deferred Compensation table provided on page 21 hereof.

401(k) Plan.  The Company maintains a 401(k) plan for all eligible employees.  The 401(k) plan provides for discretionary Company matching contributions to employee contributions and also provides for an annual discretionary profit-sharing contribution.  The Company contributes 50% of the first 6% of eligible compensation which an employee contributes to the plan.  Contributions may be invested in the Company’s common stock or in other investments chosen by the participants.  The Company’s discretionary profit-sharing contribution has historically been determined based on a target of 3% of eligible compensation adjusted by a percentage which approximates the difference between actual earnings and budgeted earnings at the direction of the Board.  The discretionary contribution for 2008 was 2% of eligible compensation.  All Named Executive Officers are eligible to participate in this plan up to the maximum contribution limits established by the IRS.

A key purpose of the above incentive plans is to further the growth in earnings and market appreciation of the Company by providing both short-term and long-term incentives to executive officers and directors.  The Company intends that these incentives provided by these plans will help the Company recruit, retain and motivate its executive officers.  More information on the 2005 Omnibus Plan can be found with the Company’s 2005 Proxy Statement dated March 22, 2005 and filed with the SEC on March 25, 2005 which contains a full copy of the Plan as Appendix A.

Senior Executive Compensation.  Mr. Helmken became the President and Chief Executive Officer of the Company on December 1, 2006.  The Board approved a compensation package for Mr. Helmken for 2008 which included (1) $250,000 base salary; (2) cash incentive potential of up to 50 percent of base salary; (3) other standard benefits.  Mr. Helmken did not vest in 2008 and 2007 in certain stock options under which shares vest over five years upon achievement of specific performance objectives.  Details regarding the compensation of Mr. Helmken are set forth in the tables that follow this section.

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned by the Chief Executive Officer, President, Chief Financial Officer and the other most highly paid executive officers who served in such capacity as of December 31, 2008.  The table provides compensation amounts for services rendered in all capacities for the 2008 fiscal year.  The individuals listed in the table below are referred to in this Proxy Statement as the “Named Executive Officers.”

Name and Principal Position	Year	Salary	Option Awards	Non-Equity Incentive Plan Compensation (3)	All Other Compen- sation (4)	Total
John C. Helmken II President & CEO	2008 2007	$ 250,000 250,000	$ - -	$ - 10,000	$ 21,584 15,978	$ 271,584 275,978
Robert B. Briscoe CFO (1)	2008 2007	67,500 135,000	- -	- 14,400	7,721 10,457	75,221 159,857
Michael W. Harden, Jr. CFO (2)	2008	110,708	-	2,438	5,314	118,460
R. Stephen Stramm EVP- Lending	2008 2007	175,000 157,500	- -	6,563 17,000	12,936 13,815	194,499 188,315
E. James Burnsed Vice Chairman	2008 2007	130,000 130,000	- -	20,320 7,582	13,600 14,322	163,920 151,904
Jerry O’Dell Keith Vice President	2008 2007	165,000 145,000	- 21,419	25,425 12,874	11,040 9,665	201,465 188,958

(1)	Robert B. Briscoe resigned as Chief Financial Officer effective May 31, 2008.

(2)	Michael W. Harden, Jr. became Chief Financial Officer effective November 18, 2008. Salary information for 2007 is not provided because he was not a Named Executive Officer.

(3)
Each Named Executive Officer has a performance matrix established by the Board containing Company-wide and subsidiary bank goals, as well as individual objectives for certain officers, for the year that form a basis for calculation of performance compensation under the Company’s Cash Incentive Plan.  While not all Named Executive Officers have the same goals, Company-wide goals include an increase in earnings per share, Return on Equity and Overhead Efficiency Ratio; subsidiary bank goals include core earnings, loan portfolio size and deposit balances.  Each Named Executive Officer may also have project completion objectives.  Actual results are compared to the predetermined goals and weighting factors to compute the incentive compensation for each particular goal or objective.  Mr. Helmken could earn up to 50% of his base salary in incentive compensation while Messrs. Stramm, Burnsed and Keith could earn up to 30%.  Mr. Harden could earn up to 20%.  The Board may also approve adjustments to the annual incentive payout.  Cash payments for incentive compensation are typically made within 45 days of fiscal year end.

(4)	Other compensation includes amounts contributed to the Employee Savings and Profit Sharing Plan by the Company, group term life insurance and social club dues.

(5)	Named Executive Officers receive no additional compensation for serving as a director.

Option and Stock Award Grants

There were no option and stock award grants to Named Executive Officers in 2008.

Outstanding Option and Stock Awards

The following table sets forth certain information regarding the outstanding equity awards to each of the Named Executive Officers as of December 31, 2008.  All shares have been restated to reflect the effect of any stock splits.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (1) Unexercisable	Equity Incentive Plan Awards: Numbers of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date
John C. Helmken II President & CEO	3,781 7,562 5,672 8,593 4,687 18,748 3,122	- - - - - 4,689 4,689	- - - - - - 4,689	12.63 9.98 10.23 13.02 15.76 17.85 17.85	4/19/09 4/21/10 4/17/11 7/16/12 10/22/13 4/29/14 4/29/14
Michael W. Harden, Jr. CFO	500 250	- -	- -	0.00 0.00	1/1/16 7/17/17
R. Stephen Stramm EVP - Lending	1,718 3,125 1,500	- - 1,000	- - -	13.02 15.76 22.20	7/16/12 10/22/13 2/4/15
E. James Burnsed Vice Chairman	-	-	-	-
Jerry O’Dell Keith Vice President	3,906 2,250 1,187 1,250	- 1,500 - -	- - - -	15.76 22.20 0.00 0.00	10/22/13 2/14/15 1/1/16 7/17/17

(1)	All shares vest equally over the five years ending five years prior to the expiration date except for the grants referred to in (2) and below.

(2)
These options vest over the same period as (1), but contain performance criteria.  They vest only if earning per share growth equals 12% or more each year.  Unvested options will vest at the end of the five year vesting period if the compounded growth rate for the five years is 15% or more.

Option Exercises and Stock Vested

The following table provides certain information, concerning the exercise of stock options and the vesting of stock awards for each of the Named Executive Officers during the fiscal year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John C. Helmken II President and CEO	-	-	-	-
Robert B. Briscoe (1) CFO	3,187	11,218	-	-
Michael W. Harden, Jr. CFO	-	-	-	-
R. Stephen Stramm EVP- Lending	-	-	-	-
E. James Burnsed Vice Chairman	-	-	-	-
Jerry O’Dell Keith Vice President	-	-	-	-

(1)	Robert B. Briscoe resigned effective May 31, 2008.

Nonqualified Deferred Compensation

Directors and certain key officers of the Company and Subsidiary Banks have the opportunity to participate in the Deferred Stock Plan.  This plan is a nonqualified plan within the meaning of Section 401(a) of the Internal Revenue Code and is unfunded under the Employee Retirement Income Security Act of 1974.  Participants may elect to defer up to 100% of director’s fees or 25% of base salary into the plan annually.  The deferred account balances shall at all times be 100% vested.

Participant deferrals are automatically allocated to Common Stock of the Company.  Any stock or cash dividends payable on such stock are credited to the participant’s account in the form of additional shares.  The Participants do not have any rights in the stock held by the Deferred Stock Plan until withdrawals from their respective accounts are made and at all times remain unsecured creditors of the Company.

Participants shall receive 100% of their deferred account balance in the form of Company Common Stock upon death, disability, retirement or termination of employment or service as a director.  Participants may also receive 100% of their deferred account balance upon a change in control of the Company.  Participants pay ordinary income taxes on the market value of withdrawals from the Plan.  The Company receives an income tax deduction for an equal amount at the time of distribution.

The Company has elected to contribute all Participant deferrals into The Trust Under the Savannah Bancorp, Inc. Deferred Stock Plan (“Trust”) which qualifies as a “Rabbi” trust for the purpose of supporting nonqualified benefit obligations.  Participant deferrals are invested in Company common stock which is purchased by the Trust on the open market at the time of deferral.  The creation of this Trust is intended to help ensure that Company common stock is available for Participant distributions at the time of a withdrawal.

The following table provides certain information regarding Nonqualified Deferred Compensation during the fiscal year ended December 31, 2008 for the Named Executive Officers that participate in the Deferred Stock Plan.

Name	Executive Contributions in 2008	Registrant Contributions in 2008	Aggregate Earnings in 2008	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2008
Jerry O’Dell Keith	$ 4,196	$ -	$ 200	$ -	$ 4,793

Employment Agreements

The Company has entered into change in control agreements with certain of the Named Executive Officers.  Each of said agreements provides that the executive shall continue to receive from the Company the same level of compensation for a period of one year after termination if, following a "change in control", the executive is terminated without cause during the one-year period immediately following a "change in control".  In addition, each agreement provides that the executive may voluntarily terminate employment during the one-year period following a “change in control” and will continue to receive the same level of compensation for the remainder of the one-year period.  A "change in control" is defined as the sale of all or a substantial portion of the Company's assets, a merger or other reorganization whereby the Company is not the surviving entity or a change in control as defined by the Office of the Comptroller of the Currency.

Below is a summary of the approximate amounts that could have been paid to the Named Executive Officers had the change in control provision been triggered as of December 31, 2008.

Name	Compensation (1)
John C. Helmken II, President & CEO	$ 250,000
R. Stephen Stramm, Executive VP - Lending	182,000
E. James Burnsed, Vice Chairman	151,000
Jerry O’Dell Keith, Vice President	191,000

(1)	See Summary Compensation Table for material components of compensation.

The Company has not entered into any other agreements or arrangements with the Named Executive Officers regarding resignation, termination, severance or retirement.

Ownership of Equity Securities

As of March 6, 2009, the Company’s records and other information from outside sources indicated the following were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock:

Name and Address	Shares Beneficially Owned	Percentage of Total
Sandler O’Neill Asset Management, LLC 712 Fifth Avenue New York, NY 10019	311,900	5.26%

Other Matters

Certain Transactions

The Company’s Subsidiary Banks have granted loans to certain Directors of the Company and the Banks and to their related interests.  The aggregate amounts of loans were $31,325,000 and $32,253,000 at December 31, 2008 and 2007, respectively.  During 2008, $18,192,000 of new loans were made and repayments of $20,186,000 were received.  Also, related party loan totals increased by an additional $1,066,000 during 2008 due to changes in related party status.  Unfunded commitments of credit available to related parties aggregated $4,295,000 and $3,385,000 at December 31, 2008 and 2007, respectively.  Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collection.  No other related party transactions or services rendered to the Company or to the subsidiary Banks exceeded $135,000.  There are no family relationships between directors and/or executive officers of the Company.

Loans to directors and executive officers must be approved by the Board of Directors of the subsidiary bank making such a loan under the provisions of Federal Reserve Regulation O.  The borrower is not permitted to be present during discussion of the loan nor allowed to vote on such loan.  All decisions regarding loans are documented in the minutes of the appropriate subsidiary bank to comply with the rules and regulations of the applicable regulatory authorities of the subsidiary banks.

Proxy Solicitation

The Company will pay the cost of soliciting Proxies for the Annual Meeting.  In addition to solicitation of shareholders of record by mail, telephone or personal contact, the Company will be contacting brokers, dealers, banks or voting trustees or their nominees who can be identified as record holders of Common Stock.  Such holders, after inquiry by the Company, will provide information concerning quantities of Proxy materials and Annual Reports needed to supply such information to beneficial owners, and the Company will reimburse them for the expense of mailing Proxy materials and 2008 Annual Reports to such owners.

Principal Accountant Fees and Services

Mauldin & Jenkins, LLC (“M&J”), the Company’s principal accountant, billed for services rendered as shown in the following table:

Year	Audit services (1)	Audit related fees	Tax services	Other	Total
2008	$ 203,000	$ -	$ -	$ -	$ 203,000
2007	172,000	-	-	-	172,000

(1)
Audit fees consist of fees for the integrated audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports and the audit of the effectiveness of its internal control over financial reporting.

A representative of M&J is expected to be present at the 2009 shareholders' meeting.  He will have an opportunity to make a statement should he desire to do so and is expected to be available to respond to appropriate questions.

On March 7, 2007, the Audit Committee engaged Mauldin & Jenkins, LLC as the Company’s independent public accountants for fiscal year ending December 31, 2007 through 2009.  The Audit Committee is responsible for the selection and recommendation to the Board of the Company’s independent public accountant.

BDO Seidman, LLP (“BDO”)’s report on the Company’s consolidated financial statements for 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s 2006 fiscal year and through March 7, 2007, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(iv) or (v) of Regulation S-K.

During the last two complete fiscal years and through the date hereof, the Company did not consult with Mauldin & Jenkins, LLC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter that was either the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) or (v) of Regulation S-K.

The Audit Committee is responsible for approving all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm.   The Audit Committee pre-approved all of the above rendered services.

Shareholder Proposals and Director Nominations for 2010 Annual Meeting

Proposals of shareholders and director nominations, accompanied by relevant biographical information, to be presented at the 2010 Annual Meeting of Shareholders must be received by the Company on or before January 15, 2010 to be included in the Proxy Statement and Form of Proxy relating to the 2010 Annual Meeting of Shareholders.  Proposals and director nominees should be directed to The Savannah Bancorp, Inc., 25 Bull Street, Savannah, Georgia 31401; Attention: J. Curtis Lewis III, Secretary.

Shareholder Communications with the Board of Directors

Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: The Savannah Bancorp, Inc., 25 Bull Street, Savannah, Georgia 31401; Attention: J. Curtis Lewis III, Secretary.  All communications directed to the Board will be received and processed by the Company’s Secretary and will be transmitted to the Chairman of the Board without any editing or screening.

Miscellaneous

The management of the Company knows of no other matters that are to be presented for action at the Annual Meeting.  If any other matters are brought properly before the Annual Meeting, the persons designated in the enclosed Proxy will vote on such matters in accordance with their best judgment.

Upon the written request of any person whose Proxy is solicited by this Proxy Statement, the Company will furnish to such person without charge (other than for exhibits), a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission.  Requests should be directed to The Savannah Bancorp, Inc., P.O. Box 188, Savannah, Georgia 31402, Attention: Michael W. Harden, Jr., Chief Financial Officer.  The Form 10-K is also available for immediate retrieval on the Internet from our web site, www.savb.com.

Front of Proxy Card

THE SAVANNAH BANCORP, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL SHAREHOLDERS MEETING ON APRIL 23, 2009

The undersigned hereby appoints Thornton Barrow and Rick Culbreth, and any of them, with full power of substitution, as proxies to vote the Common Stock of The Savannah Bancorp, Inc. held by the undersigned at the above stated Annual Meeting to be held at the DeSoto Hilton Hotel, 15 East Liberty Street, Savannah, Georgia on April 23, 2009, at 11:00 a.m., Eastern Daylight Time, and any adjournments thereof, and to vote as follows:

PROPOSAL I.  RE-ELECTION OF DIRECTORS

Nominees for re-election:  Robert H. Demere, Jr., Berryman W. Edwards, Jr., J. Curtis Lewis III,
M. Lane Morrison, James Toby Roberts, Sr., and James W. Royal, Sr.
   __Vote FOR all nominees listed above, except withhold authority to vote for the                              PLEASE RECORD YOUR
            following nominees (if any):________________________________ OR                    VOTE TO THE LEFT AND
   __Vote WITHHELD for all nominees listed above.                                                                                   SIGN ON THE OTHER SIDE

PROPOSAL II.  RATIFICATION OF THE APPOINTMENT OF MAULDIN & JENKINS, LLC AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR 2009.

__  VOTE FOR                 __   VOTE AGAINST                 __  ABSTAIN

Back of Proxy Card

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW AND CHECK APPROPRIATE BLOCKS ON THE OTHER SIDE.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL I AND “FOR” PROPOSAL II.   THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR SOLE DISCRETION ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

______________________________________________
PLACE LABEL HERE
______________________________________________
                     Signature(s) of Stockholder

Please sign exactly as name appears on this proxy.  When shares are held by joint tenants, both should sign.  When signing on behalf of a corporation or partnership, or as attorney, agent or
fiduciary, please indicate the capacity in which you are signing.        Dated:_________________, 2009

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.